UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 August 31, 1999
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                 Date of report (Date of earliest event reported)

                                  REALCO, INC.
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            (Exact name of registrant as specified in its charter)


           New Mexico                       0-27552             85-0316176
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 (State or other jurisdiction of         (Commission         (I.R.S. Employer
  incorporation or organization)         File Number)       Identification No.)


 1650 University Blvd., N.E., Suite 5-100, Albuquerque, New Mexico       87102
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               (Address of principal executive offices)              (Zip code)


                                  (505) 242-4561
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                (Registrant's telephone number, including area code)


                                 Not applicable
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                 (Former name, former address and former fiscal year,
                             if changed since last report)





ITEM 5.  Other Events

On August 31, 1999,  the Company  acquired  certain  assets and assumed  certain liabilities of TI Construction, Inc., a general commercial construction contractor, which specializes in veterinary facilities. In connection with this acquisition, 67,000 shares of treasury stock were issued by the Company. This individually insignificant acquisition did not meet the reporting requirements of 8-K, Item 2.

On September 30, 1999, a shareholder of 23,919 shares of Series D Preferred Stock of the Company voluntary elected for a conversion of such shares to 47,838 shares of Common Stock of the Company.

                 VOTING SECURITIES AND PRINCIPAL OWNERS THEREOF

The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock and Preferred Stock ("Voting Shares") as of September 30, 1999. The Preferred Stockholders have voting rights identical to the Common Stockholders. The Preferred Stockholders have the right to convert all or any portion of their Preferred Stock to Common Stock. The following table sets forth the identity of (i) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Voting Shares,
(ii) each Director, and (iii) all Officers and Directors as a group. Except as otherwise indicated, each of the Shareholders listed in the table or included within a group listed in the table possess sole voting and investment power with respect to the Voting Stock indicated.

As of September 30, 1999, there were 2,882,838 shares of Common Stock issued and outstanding.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                              Shares            Percent of
                                           Beneficially         Outstanding
          Name and Address                    Owned            Voting Shares
---------------------------------------    ------------        -------------

Financial Services Group, Inc. (1)            650,000               20.5%
1650 University Blvd. NE, Suite 5-100
Albuquerque, New Mexico 87102

James A. Arias (1)                            650,000               20.5%
1650 University Blvd. NE, Suite 5-100
Albuquerque, New Mexico 87102

Nortek, Inc. (2)                              200,000                6.3%
50 Kennedy Plaza
Providence, RI 02903

Arthur A. Schwartz (6)                         35,000                1.5%
401 East 80th Street
New York, New York 10021

Marshall Blumenfeld (6)                        29,000                 *
1338 Van Buren Street
Hollywood, Florida 33019

Bill E. Hooten (3)(4)(5)                      270,714                8.5%
1650 University Blvd. NE, Suite 5-100
Albuquerque, NM 87102

MLPF&S CUST EPO (3)(4)                         57,855                1.8%
Bill E. Hooten IRRA FBO
1650 University Blvd. NE, Suite 5-100
Albuquerque, NM 87102

Bill E. Hooten and Phyllis S. Hooten (3)(5)   212,859                6.7%
Revocable Trust UTA
1650 University Blvd. NE, Suite 5-100
Albuquerque, NM 87102

Martin S. Orland (6)                            1,650                 *
52 Centerville Rd.
Holmdel, New Jersey 07733

Noel Zeller (6)                                35,000                1.1%
3 Justin Road
Harrison, New York 10528

Chris A. Bruehl (7)                               500                 *
1650 University Blvd. NE, Suite 5-100
Albuquerque, NM 87102

All Executive Officers
and Directors as a Group (2)(3)             1,021,864               32.2%
--------------
* less than 1%

1. Financial  Services,  Inc., is the registered holder of the shares. Mr. James
A. Arias, the President, Chief Executive Officer and Chairman of the Board of the Company, is the sole Director and President of Financial Services Group, Inc., and is the beneficial holder of such shares.

2. Nortek, Inc., a New York Stock Exchange listed company, acquired the shares as a result of its previous purchase of Ply Gem, Inc., formerly a New York Stock Exchange listed company. Realco, Inc. has no association with Nortek, Inc. in any capacity.

3. The Series A and Series B Preferred Shares have one vote on all matters that may come before the a meeting of the Shareholders. Upon the Offerings being declared effective by the SEC, the holders of Series A and Series B Preferred Shares have the right to convert, at any time, their Preferred Shares into Common Stock.

4. The Trust was established for the benefit of Bill E. Hooten as a roll over account to accept the Series A Preferred Shares previously held in Realco, Inc. Stock Bonus Trust, Bill E. Hooten, Trustee, for the benefit of Bill E. Hooten. Mr. Hooten as Trustee has voting and investment power over such shares.

5. Mr. Hooten, an Officer and Director of the Company, has the right to convert Series A and Series B Preferred Shares into up to 392,455 shares of the Company's Common Stock over which he has the right to exercise voting and investment power.

6. Does not include options to purchase 20,000 shares of the Company's common stock.

7. Does not include options to purchase 25,000 shares of the Company's common stock.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REALCO, INC.


Date: October 5, 1999

                s/Chris A. Bruehl
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               Chris A. Bruehl, Senior Vice-President
                and Chief Financial Officer